Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

SYNACOR, INC.

at

$2.20 Net Per Share of Common Stock

Pursuant to the Offer to Purchase, dated as of March 3, 2021 by

SY MERGER SUB CORPORATION

an indirect wholly-owned subsidiary of

CLP SY HOLDING, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON MARCH 30, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER

TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Synacor, Inc., a Delaware corporation (“Synacor”), are not immediately available, (b) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed prior to the Expiration Date or (c) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by hand, express mail, courier, or other expedited service:	If delivering by mail:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to SY Merger Sub Corporation, a Delaware corporation and an indirect wholly owned subsidiary of CLP SY Holding, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as March 3, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s):

(if available)

☐	Check here if Shares will be tendered by book-entry transfer

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.

Signature(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) Nasdaq Global Market trading days after the date hereof.

Name of Firm
(Authorized Signature)
Address		Name
(Please type or print)
Title:
(Zip Code)
Area Code and Tel. No.:		Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.